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                                  Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 21, 2000 with respect to Perficient, Inc., February 17, 2000 with respect to LoreData, Inc. and February 19, 2000 with respect to Compete, Inc., in the Current Report on Form 8-K/A.

Ernst & Young, LLP

Austin, Texas
March 17, 2000











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